                                                                     [Exhibit 4]

                                                                  EXECUTION COPY

                      AMENDMENT TO STOCKHOLDERS' AGREEMENT
                      ------------------------------------

         This AMENDMENT TO STOCKHOLDERS' AGREEMENT, dated as of March 27, 2002 (this "Amendment"), by and among National City Bank, (Cleveland, Ohio), as depository ("Depository"), the Participating Stockholders under the Stockholders' Agreement, dated as of March 15, 1990, as amended, NACCO Industries, Inc., a Delaware corporation (the "Corporation"), and the new Participating Stockholder identified on the signature page hereto (the "New Participating Stockholder").

         This Amendment sets forth the terms and conditions on which the New Participating Stockholder will join in and become a party to the Stockholders' Agreement, dated as of March 15, 1990, as amended (the "Stockholders' Agreement"). Capitalized terms defined in the Stockholders' Agreement are used herein as so defined.

         Pursuant to Section 8 of the Stockholders' Agreement, prior to the acquisition of Class B Common Stock by a Permitted Transferee, the Stockholders' Agreement may be amended to add a Permitted Transferee as a Participating Stockholder by a writing signed by the Signatories, the Corporation and such Permitted Transferee.

         In consideration of the mutual promises hereinafter set forth and other good and valuable consideration had and received, the parties hereto agree as follows:

         1. REPRESENTATIONS AND WARRANTIES. The New Participating Stockholder, for such New Participating Stockholder only and not for any other Participating Stockholder, represents and warrants to the other Participating Stockholders and the Corporation as follows:

                           (a) Such New Participating Stockholder is the
                  beneficial owner of, or simultaneously with the execution hereof will acquire and be deemed to be the

                                       1
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                  beneficial owner of, the shares of Class B Common Stock
                  identified below such New Participating Stockholder's name on the signature pages hereto (except as otherwise described thereon), and except as otherwise described thereon such New Participating Stockholder does not own of record or beneficially or have any interest in any other shares of Class B Common Stock or any options to purchase or rights to subscribe or otherwise acquire any other shares of Class B Common Stock other than pursuant to the Stockholders' Agreement;

                           (b) Such New Participating Stockholder has the right,
                  power and authority to execute and deliver this Amendment and to perform such New Participating Stockholder's obligations hereunder and under the Stockholders' Agreement; if this Amendment is being executed by a trustee on behalf of a trust, such trustee has full right, power and authority to enter into this Amendment on behalf of the trust and to bind the trust and its beneficiaries to the terms hereof; if this Amendment is being executed on behalf of a Participating Stockholder Organization, the person executing this Amendment is a duly authorized representative of such Participating Stockholder Organization with full right, power and authority to execute and deliver this Amendment on behalf of such Participating Stockholder Organization and to bind such Participating Stockholder Organization to the terms hereof; the execution, delivery and performance of this Amendment by such New Participating Stockholder will not constitute a violation of, conflict with or result in a default under (i) any contract, understanding or arrangement to which such New Participating Stockholder is a party or by which such New Participating Stockholder is bound or require the consent of any other person or any party pursuant thereto; (ii) any organizational, charter or other

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

                  governance documents (including, without limitation, any partnership agreement, certificate of incorporation, or bylaws) of the New Participating Stockholder, (iii) any judgment, decree or order applicable to such New Participating Stockholder; or (iv) any law, rule or regulation of any governmental body;

                           (c) This Amendment and the Stockholders' Agreement
                  constitute legal, valid and binding agreements on the part of such New Participating Stockholder; the shares of Class B Common Stock owned beneficially by such New Participating Stockholder are fully paid and nonassessable; and

                           (d) The shares of Class B Common Stock owned
                  beneficially by such New Participating Stockholder are now held by such New Participating Stockholder, free and clear of all adverse claims, liens, encumbrances and security interests (except as created by the Stockholders' Agreement and any Amendments thereto, including this Amendment, and the Restated Certificate).

         2. ADDRESS FOR NOTICES. The address for all notices to the New Participating Stockholder provided pursuant to the Stockholders' Agreement shall be the address set forth below such New Participating Stockholder's name on the signature pages hereto, or to such other address as such New Participating Stockholder may specify to the Depository.

         3. AGREEMENT TO BE BOUND BY STOCKHOLDERS' AGREEMENT. The New Participating Stockholder agrees to be bound by all of the terms and provisions of the Stockholders' Agreement applicable to Participating Stockholders.

         4. BENEFICIARIES. The New Participating Stockholder acknowledges that the Corporation and each Participating Stockholder is a beneficiary of this Amendment.

         5. AMENDMENT OF STOCKHOLDERS' AGREEMENT. The Stockholders' Agreement is hereby amended to add the New Participating Stockholder as a Participating Stockholder.

                  6.  SIGNATURE OF AMENDMENT BY TRUSTS, MINORS AND INCOMPETENTS.

                           (a) In order for a trust exclusively (as defined in
                  Section 1.9 of the Stockholders' Agreement) for the benefit of a Family Member or Members to be considered a Participating
                  Stockholder:

                                    (i) the trustee and all adult beneficiaries
                           of such trusts having a current trust interest (as well as all Charitable Organization beneficiaries having a current trust interest) shall have previously signed the Stockholders' Agreement or shall sign this Amendment as a Participating Stockholder;

                                    (ii) the trustee and a parent or legal
                           guardian, for trusts with minor beneficiaries having a current trust interest, shall sign this Amendment on behalf of any such minor beneficiaries; or

                                    (iii) the trustee and legal guardian, if
                           any, for trusts with incompetent beneficiaries having a current trust interest, shall sign this Amendment on behalf of any such incompetent beneficiaries.

                           (b) If, at any time, any trust shall have an adult
                  beneficiary (and such beneficiary is not incompetent) having a current trust interest or an ascertainable Charitable Organization beneficiary having a current trust interest and if such beneficiary has not previously signed the Stockholders' Agreement, then if such beneficiary shall fail or be unable to sign this Amendment for a period of 30 calendar days following notification to such beneficiary of the terms of this Amendment and the Stockholders' Agreement by the Depository and following signature of this Amendment by the trustee, the trust shall thereupon cease to be a Participating Stockholder and Section 3.2 of the Stockholders' Agreement shall

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

                  then apply as if the shares of Class B Common Stock held by the trust were then to be converted. The donor of a trust that is revocable by the donor alone, during the lifetime of such donor, shall be considered the only beneficiary thereof so long as such trust is so revocable.

                           (c) In the case of Class B Common Stock held by a
                  custodian under the Uniform Transfers to Minors Act (or the practical equivalent thereof) for the benefit of a minor Family Member, the custodian shall sign this Amendment on behalf of such minor if such minor is to be considered a Participating Stockholder.

                           (d) In the case of Class B Common Stock held in the
                  name of a minor Family Member, a parent or legal guardian of such minor shall sign this Amendment on behalf of such minor if such minor is to be considered a Participating Stockholder.

                           (e) In the case of Class B Common Stock held in the
                  name of an incompetent Family Member, the legal guardian of such incompetent shall sign this Amendment on behalf of such incompetent if such incompetent is to be considered a Participating Stockholder.

                           (f) When a minor described in Section 6(c) or (d)
                  reaches the age of majority, or an incompetent described in
                  Section 6(e) is no longer impaired by such disability and has reached the age of majority, such Family Member shall execute and deliver an Amendment which has been executed and delivered by the Participating Stockholders (or their attorney-in-fact), the Corporation and the Depository. If such Family Member shall fail or be unable to sign such Amendment for a period of 30 calendar days following notification to such Family Member of the terms of the Stockholders' Agreement by the Depository, such Family Member shall thereupon cease to be a Participating Stockholder and Section 3.2 of the Stockholders' Agreement shall then apply as if the shares of Class B Common Stock were then to be converted.


         7. POWER OF ATTORNEY. The undersigned New Participating Stockholder hereby constitutes and appoints Frank E. Taplin, Thomas E. Taplin, Alfred M. Rankin, Jr., Dennis W. LaBarre, Thomas C. Daniels, Charles A. Bittenbender, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities to:

                           (a) Execute any and all statements under Section 13
                  or Section 16 of the Securities Exchange Act of 1934 of beneficial ownership of shares of Class B Common Stock subject to the Stockholders' Agreement as amended by this Amendment, including all statements on Schedule 13D and all amendments thereto, all joint filing agreements pursuant to Rule 13d-l(f)(iii) under such Exchange Act in connection with such statements, all initial statements of beneficial ownership on Form 3 and any and all other documents to be filed with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and

                           (b) Execute and deliver any and all Amendments
                  whereby a Family Member or a Charitable Organization becomes a Participating Stockholder or any other Amendment that does not require approval of 66-2/3 percent of the shares of Class B Common Stock subject to the Stockholders' Agreement pursuant to Section 8 of the Stockholders' Agreement, including, without limitation, a change in the depository, thereby granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them, or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue of this Section 7. The grant of this power of attorney shall not be affected by any disability of the undersigned New Participating Stockholder. If applicable law requires additional or substituted language or formalities (including witnesses or acknowledgments) in order to validate the power of attorney intended to be granted by this Section 7, the New Participating Stockholder agrees to execute and deliver such additional instruments and to take such further acts as may be necessary to validate such power of attorney.

         8. COUNTERPARTS. This Amendment may be executed in multiple counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument, without production of the others.

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


                  IN WITNESS WHEREOF, the New Participating Stockholder, the Participating Stockholders, the Corporation and the Depository have executed this Amendment or caused this Amendment to be executed in their respective names, all as of the date and year first above written.

                           Main Trust of Thomas T. Rankin created
                           by the Agreement dated December 29, 1967, as supplemented, amended and restated



                           /s/ Thomas T. Rankin
                           ----------------------------------------------------
                           By:  Thomas T. Rankin, Trustee


                           Business Address: 5875 Landerbrook Drive, Suite 300
                                             Mayfield Heights, Ohio 44124-4017





                           Number of Shares of
                           Class B Common Stock
                           --------------------

                          Main Trust of Claiborne R. Rankin created by the Agreement dated June 22, 1971, as supplemented, amended and restated


                          /s/ Claiborne R. Rankin
                          -----------------------------------------------------
                          By:  Claiborne R. Rankin, Trustee


                          Business Address:  5875 Landerbrook Drive, Suite 300
                                             Mayfield Heights, Ohio 44124-4017





                           Number of Shares of
                           Class B Common Stock
                           --------------------

                          Main Trust Agreement of Roger F. Rankin created by the Agreement dated September 11, 1973, as supplemented, amended and restated



                          /s/ Roger F. Rankin
                          ------------------------------------------------
                          By: Roger F. Rankin, Trustee

                          Business Address:   5875 Landerbrook Drive, Suite 300
                                              Mayfield Heights, Ohio 44124-4017





                          Number of Shares of
                          Class B Common Stock
                          --------------------

                                  National City Bank, (Cleveland, Ohio)


                                  By:      /s/ Leigh H. Carter
                                           ------------------------------------
                                           Name:  Leigh H. Carter
                                           Title:    Vice President

                          NACCO INDUSTRIES, INC.



                          By:      /s/ Alfred M. Rankin, Jr.
                                   --------------------------------------------
                                   Name:  Alfred M. Rankin, Jr.
                                   Title: President and Chief Executive Officer


                           THE PARTICIPATING STOCKHOLDERS listed in
                           Exhibit A attached hereto and incorporated herein by this reference

                           By:    /s/ Alfred M. Rankin, Jr.
                              ------------------------------------------------
                                  Alfred M. Rankin, Jr., Attorney-in-Fact

                                                                      EXHIBIT A

                           PARTICIPATING STOCKHOLDERS
                           --------------------------

 1.      Clara L. T. Rankin

 2.      Alfred M. Rankin, Jr.

 3.      Victorie G. Rankin

 4.      Helen Rankin Butler (fka Helen P. Rankin)

 5.      Clara T. Rankin Williams (fka Clara T. Rankin)

 6.      Thomas T. Rankin

 7.      Matthew M. Rankin

 8.      James T. Rankin

 9.      Claiborne R. Rankin

 10.     Chloe O. Rankin

 11.     Julia L. Rankin (by Claiborne R. Rankin as custodian)

 12.     Chloe R. Seelbach (fka Chloe E. Rankin)

 13.     Claiborne R. Rankin, Jr.

 14.     Roger F. Rankin

 15.     Bruce T. Rankin

 16.     Frank E. Taplin

 17.     Margaret E. Taplin

 18.     Elizabeth E. Brown (by Andrew L. Fabens III, Attorney-in-fact)

 19.     Martha S. Kelly

 20.     Susan Sichel (fka Susan S. Panella)

 21.     Jennifer T. Jerome

 22.     Caroline T. Ruschell

 23.     David F. Taplin

 24.     Thomas E. Taplin

 25.     Beatrice B. Taplin

 26.     Thomas E. Taplin, Jr.

 27.     Theodore D. Taplin

 28.     Britton T. Taplin

 29.     Frank F. Taplin

 30.     Rankin Management, Inc.

 31.     Rankin Associates I, L.P. (fka CTR Family Associates, L.P.)

 32. The Trust created under the Agreement, dated December 18, 1963, among National City Bank, as trustee, Clara T. Rankin, Thomas E. Taplin and Frank E. Taplin, for the benefit of Elizabeth E. Brown.

 33. The Trust created under the Agreement, dated December 15, 1976, between National City Bank, as trustee, and Frank E. Taplin, for the benefit of grandchildren.

 34. The Trust created under the Agreement, dated December 28, 1976, between National City Bank, as trustee, and Clara L.T. Rankin, for the benefit of grandchildren.

 35. The Trust created under the Agreement, dated January 11, 1965, as supplemented, amended and restated, between National City Bank, as trustee, and Alfred M. Rankin, for the benefit of Alfred M. Rankin.

 36. Main Trust of Clara T. Rankin created by the Agreement dated July 20, 2000, as supplemented, amended and restated (a/k/a The Trust created under the Agreement, dated July 20, 2000 as supplemented, amended and restated between Alfred M. Rankin, Jr., as trustee, and Clara L.T. Rankin, for the benefit of Clara L.T. Rankin.)

 37. Main Trust of Alfred M. Rankin, Jr. created by the Agreement dated September 28, 2000, as supplemented, amended and restated (a/k/a The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Alfred M. Rankin, Jr., for the benefit of Alfred M. Rankin, Jr.)

 38. Main Trust of Victoire G. Rankin created by the Agreement dated September 28, 2000, as supplemented, amended and restated (a/k/a The Trust created under the Agreement, dated September 28, 2000, as supplemented, amended and restated, between Victoire G. Rankin, as trustee, and Victoire G. Rankin, for the benefit of Victoire G. Rankin.)

 39. Main Trust of Thomas T. Rankin created by the Agreement dated December 29, 1967, as supplemented, amended and restated.

40. Main Trust of Claiborne R. Rankin created by the Agreement dated June 22, 1971, as supplemented, amended and restated.

41. Main Trust Agreement of Roger F. Rankin created by the Agreement dated September 11, 1973, as supplemented, amended and restated.

42. Main Trust of Bruce T. Rankin created under the Agreement dated September 28, 2000, as supplemented, amended and restated (a/k/a The Trust created under the Agreement, dated September 28, 2000, between Alfred M. Rankin, Jr., as trustee, and Bruce T. Rankin, for the benefit of Bruce T. Rankin.)

43. The Trust created under the Agreement, dated December 11, 1957, as supplemented, amended and restated, between National City Bank, as trustee, and Frank E. Taplin, for the benefit of Frank E. Taplin.

44. The Trust created under the Agreement, dated January 21, 1966, as supplemented, amended and restated, between National City Bank, as trustee, and Thomas E. Taplin, for the benefit of Thomas E. Taplin.

45. The Trust created under the Agreement, dated August 26, 1974, between National City Bank, as trustee, and Thomas E. Taplin, Jr., for the benefit of Thomas E. Taplin, Jr.

46. The Trust created under the Agreement, dated October 15, 1975, between National City Bank, as trustee, and Theodore D. Taplin, for the benefit of Theodore D. Taplin.

47. The Trust created under the Agreement, dated December 30, 1977, as supplemented, amended and restated, between National City Bank, as trustee, and Britton T. Taplin for the benefit of Britton T. Taplin.

48. The Trust created under the Agreement, dated December 29, 1989 as supplemented, amended and restated, between Alfred M. Rankin, Jr., as trustee, and Clara T. (Rankin) Williams for the benefit of Clara T. (Rankin) Williams.

49. The Trust created under the Agreement, dated December 29, 1989, between Alfred M. Rankin, Jr., as trustee, and Helen P. (Rankin) Butler for the benefit of Helen P. (Rankin) Butler.

50.      Corbin Rankin

51.      Alison A. Rankin

52. National City Bank as agent under the Agreement, dated July 16, 1969, with Margaret E. Taplin.

53.      Thomas Parker Rankin (by Thomas T. Rankin as custodian)

54. Alison A. Rankin, as trustee fbo A. Farnham Rankin under Irrevocable Trust No. 1, dated December 18, 1997 with Roger Rankin as Grantor.

55. Alison A. Rankin, as trustee fbo Elisabeth M. Rankin under Irrevocable Trust No. 1, dated December 18, 1997 with Roger Rankin as Grantor.

56.      Rankin Associates II, L.P.

57.      John C. Butler, Jr.

58.      Clara Rankin Butler (by John C. Butler, Jr. as custodian)

59. The Trust created under the Agreement, dated July 24, 1998, as amended, between Frank F. Taplin, as trustee, and Frank F. Taplin, for the benefit of Frank F. Taplin.

60.      David B. Williams

61.      Griffin B. Butler (by John C. Butler, Jr. as Custodian)

62. Claiborne R. Rankin as Trustee of the Claiborne R. Rankin, Jr. Revocable Trust dated August 25, 2000.

63. Alison A. Rankin, as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of A. Farnham Rankin.

64. Alison A. Rankin, as Trustee under Irrevocable Trust No. 2, dated September 11, 2000, for the benefit of Elisabeth M. Rankin.

65. Alison A. Rankin, as Trustee of the Alison A. Rankin Revocable Trust, dated September 11, 2000.

66. The Trust created under the Agreement, dated December 20, 1993, between Matthew M. Rankin, as trustee, and Matthew M. Rankin, for the benefit of Matthew M. Rankin.

67.      Scott Seelbach

68.      Thomas (Parker) Rankin (by Corbin K. Rankin as Custodian)

69.      Margo Jamison Victoire Williams (by Clara Rankin Williams as Custodian)